Registration No. 333-108455

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Galyan's Trading Company, Inc.
(Exact name of registrant as specified in its charter)

Indiana	35-1529720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2437 East Main Street
Plainfield, Indiana 46168
(Address of Principal Executive Offices)

Restricted Stock Agreement between Galyan's Trading Company, Inc. and Edwin Holman
Stock Option Agreement between Galyan's Trading Company, Inc. and Edwin Holman
(Full title of the plan)

Robert B. Mang
Chief Executive Officer and Chairman
Galyan's Trading Company, Inc.
2437 East Main Street
Plainfield, Indiana 46168
(Name and address of agent for service)

(317) 532-0200
(Telephone number, including area code, of agent for service)

Copies to:

C. David Zoba	Stephen J. Hackman
Executive Vice President, General Counsel and Secretary	Ice Miller
Galyan's Trading Company, Inc.	One American Square, Box 82001
2437 East Main Street	Indianapolis, Indiana 46282
Plainfield, Indiana 46168

             This Post-Effective Amendment No. 1 is being filed solely for the purpose of correcting in the Registration Statement and on Exhibit 5.1 the date of the two agreements pursuant to which the shares of Common Stock are being issued. The reference to September 4, 2003 in footnote 1 on the cover page of the Registration Statement is amended to read September 3, 2003, and a new Exhibit 5.1 is filed with this Post-Effective Amendment No. 1.

SIGNATURES

             Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainfield, County of Hendricks, State of Indiana, on September 8, 2003.

GALYAN’S TRADING COMPANY, INC.

By:	/s/ ROBERT B. MANG
Robert B. Mang
Chief Executive Officer and Chairman

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 8, 2003.

Signature	Title

/s/ ROBERT B. MANG	Chief Executive Officer, Chairman and Director
Robert B. Mang	(Principal Executive Officer)

/s/ EDWARD S. WOZNIAK	Senior Vice President and Chief Financial Officer
Edward S. Wozniak	(Principal Financial and Accounting Officer)

/s/ NORMAN S. MATTHEWS*	Director
Norman S. Matthews

/s/ BYRON E. ALLUMBAUGH*	Director
Byron E. Allumbaugh

/s/ FRANK J. BELATTI*	Director
Frank J. Belatti

/s/ STUART B. BURGDOERFER*	Director
Stuart B. Burgdoerfer

/s/ TIMOTHY J. FABER*	Director
Timothy J. Faber

/s/ MICHAEL GOLDSTEIN*	Director
Michael Goldstein

/s/ TODD W. HALLORAN*	Director
Todd W. Halloran

/s/ GEORGE R. MRKONIC, JR.*	Director
George R. Mrkonic, Jr.

/s/ JOHN M. ROTH*	Director
John M. Roth

/s/ RONALD P. SPOGLI*	Director
Ronald P. Spogli

/s/ PETER STARRETT*	Director
Peter Starrett

*By: /s/ C. DAVID ZOBA
C. David Zoba
Attorney-in-Fact

GALYAN'S TRADING COMPANY, INC.
Form S-8

INDEX TO EXHIBITS

Exhibit Number Assigned in Regulation S-K Item 601	Description of Exhibit

4.1	Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (registration number 333-57848), originally filed March 29, 2001, and as subsequently amended.)*

4.2	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (registration number 333-57848), originally filed March 29, 2001, and as subsequently amended.)*

5.1	Opinion of Ice Miller.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ice Miller (included in Exhibit 5.1).

24.	Power of Attorney (incorporated by reference to the signature page found on page 6 of the original filing).*

99.	Not applicable.

*Previously filed.